UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
BillionToOne, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1035 O’Brien Drive
Menlo Park, CA 94025

April 21, 2026
Dear BillionToOne Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of BillionToOne, Inc. (the Company) that will be held on Wednesday, June 10, 2026 at 9:00 a.m. PDT (the Annual Meeting). The Annual Meeting will be held virtually via live audio webcast on the internet at www.virtualshareholdermeeting.com/BLLN2026. Even though our Annual Meeting will be held virtually, stockholders will still have the ability to participate in the meeting and vote their shares at the Annual Meeting if they wish.
Details regarding the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. We encourage you to read this information carefully, along with our annual report on Form 10-K for the year ended December 31, 2025. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or by mailing a proxy card, if you have requested one. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.
Thank you for your ongoing support of the Company.
Very truly yours,
Oguzhan Atay, PhD
Chair of the Board of Directors, Chief Executive Officer and Co-Founder

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2026

Time and Date: Wednesday, June 10, 2026 at 9:00 a.m. PDT.
Place:
The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/BLLN2026. To participate, you will need the 16-digit control number provided on your proxy card or voting instruction form.
Record Date: You are entitled to vote if you were a stockholder of record as of the close of business on April 17, 2026.
ITEMS OF BUSINESS

1
To elect the two directors named in the proxy statement accompanying this notice to serve as Class I directors until the annual meeting held in 2029 and until their successors are duly elected and qualified.

2	To ratify the appointment of PricewaterhouseCoopers LLP as BillionToOne, Inc.’s independent registered public accounting firm for the year ending December 31, 2026.
To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
VOTING
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote on the internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about Procedural Matters.”
A Notice of Internet Availability of Proxy Materials (Notice) has been mailed to stockholders of record on or about April 21, 2026. The Notice contains instructions on how to access our proxy statement for our 2026 Annual Meeting of Stockholders and our annual report on Form 10-K for the year ended December 31, 2025 (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of the proxy materials by mail. The proxy materials can be accessed directly at the following internet address: www.proxyvote.com.
By order of the Board of Directors of BillionToOne, Inc.,
Oguzhan Atay, PhD
Chair of the Board of Directors, Chief Executive Officer and Co-Founder
This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 21, 2026.

Other Compensation and Governance Matters	30
Equity Compensation Plan Information	33
Security Ownership of Certain Beneficial Owners and Management	34
Certain Relationships and Related Party Transactions	37
Audit Committee Report	39
Delinquent Section 16(a) Reports	40
Other Matters	41

PROXY STATEMENT
For 2026 Annual Meeting of Stockholders
This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2026 Annual Meeting of Stockholders (the Annual Meeting) to be held at 9:00 am PDT on Wednesday, June 10, 2026, and any postponements or adjournments thereof. The Annual Meeting will be held virtually via a live audio webcast on the internet at www.virtualshareholdermeeting.com/BLLN2026. There will not be a physical meeting location available for in-person participation. We believe holding our Annual Meeting online will facilitate greater stockholder attendance while still providing comparable rights and opportunities to participate, including the ability to ask questions, as a stockholder would have if he, she or they were attending our Annual Meeting in person. Beginning on or about April 21, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Company,” “we,” “us,” and “our” mean BillionToOne, Inc. unless the context indicates otherwise. Unless otherwise noted or unless the context provides otherwise, all references in this proxy statement to our “common stock” refer to our voting Class A common stock and Class B common stock.
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
ANNUAL MEETING
Q:     WHY AM I RECEIVING THESE PROXY MATERIALS?
A:     Our Board of Directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Wednesday, June 10, 2026, 9:00 am PDT, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about April 21, 2026. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and that is designed to assist you in voting your shares.
Q:     WHAT IS INCLUDED IN THE PROXY MATERIALS?
A:     The proxy materials include:
●This proxy statement for the Annual Meeting;
●Our annual report on Form 10-K for the year ended December 31, 2025 (the 2025 Annual Report); and
●The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
Q:     HOW CAN I GET ELECTRONIC ACCESS TO THE PROXY MATERIALS?
A:     The proxy materials are available at www.proxyvote.com and at https://investors.billiontoone.com/. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.
You can find directions on how to instruct us to send future proxy materials to you by email at www.proxyvote.com. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Q:     WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?
A:     The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.
Q:     WHERE IS THE ANNUAL MEETING?

A:     The Annual Meeting will be held virtually via live audio webcast on the internet at www.virtualshareholdermeeting.com/BLLN2026.
Q:     CAN I ATTEND THE ANNUAL MEETING?
A:     You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 17, 2026 (the Record Date). The Annual Meeting will begin promptly at 9:00 am. PDT on Wednesday, June 10, 2026.
STOCK OWNERSHIP
Q:     WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A:     Stockholders of record—If your shares are registered directly in your name with our transfer agent, Fidelity Stock Transfer Solutions LLC (Fidelity), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial owners—Many Company stockholders hold their shares through a broker, bank, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee (commonly referred to as being held in “street name”), you are considered the “beneficial owner” of such shares. The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.
As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
QUORUM AND VOTING
Q:     HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?
A:     A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and the General Corporation Law of the State of Delaware. The presence, in person or represented by proxy, of the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting.
A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted with respect to a particular matter.
Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.
A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
Q:     WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
A:     Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, there were 45,994,764 shares of common stock, consisting of 41,442,114 shares of our Class A common stock and 4,552,650 shares of our Class B common stock, outstanding and entitled to vote. In deciding all matters at the Annual Meeting, each holder of shares of our Class A common stock will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date and each holder of shares of our Class B common stock will be entitled to 15 votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”
Q:    HOW CAN I VOTE MY SHARES AT THE ANNUAL MEETING?
A:    Shares held in your name as the stockholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or follow the voting directions described below, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Q:    HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
A:    Stockholder of record—If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

Via the Internet
You may vote by proxy via the internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

By Telephone
You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.
By Mail If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.
Beneficial owners—If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:     WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?

A:     Stockholder of record—If you are a stockholder of record and you:
●Indicate when voting via the internet or by telephone that you wish to vote as recommended by our Board of Directors; or
●Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. However, several large brokers have recently eliminated the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine”. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Q:     HOW MANY VOTES DO I HAVE?

A:     Each share of Class A common stock you owned as of the Record Date is entitled to one vote and each share of Class B common stock you owned as of the Record Date is entitled to 15 votes. Our Class A common stock and our Class B common stock will vote together as a single class on all matters to come before the Annual Meeting.

Q:     WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?
A:     The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors’ recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposals.

PROPOSAL		BOARD RECOMMENDATION	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
1	Elect two directors to serve as Class I directors until the 2029 Annual Meeting of Stockholders	FOR	Plurality	No
2	Ratify the appointment of PricewaterhouseCoopers LLP as BillionToOne, Inc.’s independent registered public accounting firm for the year ending December 31, 2026	FOR	Majority Voted	Yes
Plurality—Directors will be elected by a plurality of the votes cast at the meeting. Consequently, the director nominees receiving the most votes of the holders of our common stock will be elected as directors. Only votes cast FOR a nominee will be counted. A properly executed proxy marked “WITHHOLD” and “broker non-votes” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.
Majority Voted—The proposal will be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock that are present in person or represented by proxy at the meeting and are voted FOR or AGAINST the matter. Abstentions and broker non-votes will not be counted as votes cast either FOR or AGAINST this proposal and will have no effect on the outcome of the proposal.
Broker Discretionary Voting—occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.
Q:    WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?
A:    If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Q:    CAN I CHANGE OR REVOKE MY VOTE?
A:    Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.
If you are a stockholder of record, you may change your vote by (1) filing with our Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by virtually attending the Annual Meeting and voting electronically (although virtual attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted via the internet or by telephone may also change his or her vote by later making a timely and valid internet or telephone vote.
If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or should be sent so as to be delivered to our principal executive offices (see below for address), Attention: Secretary.
Q:    WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?
A:    We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
Q:    IS MY VOTE CONFIDENTIAL?
A:    Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company’s or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Q:    WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
A:    We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Q:    WHAT IS THE DEADLINE TO PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS OR TO NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?
A:    You may submit proposals, including director nominations, for consideration at future stockholder meetings.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. In order to be included in the proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must be received by our Secretary at our principal offices no later than December 21, 2026 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).
Requirements for stockholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our Board of Directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.
Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Secretary no later than the Notice Deadline (as defined below).
The “Notice Deadline” is defined as 5:00 p.m. Pacific Time on that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the Notice Deadline is 5:00 p.m. Pacific Time on that date which is not less than 120 days nor more than 90 days prior to such annual meeting or on the 10th day following the day on which the Company first announces the date of such meeting. As a result, the Notice Deadline for the 2027 annual meeting of stockholders is between February 10, 2027 and March 12, 2027. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027.
Recommendation of director candidates—You may recommend candidates to our Board of Directors for consideration by our independent members of our Board of Directors by following the procedures set forth below in “Corporate Governance-Board Committees - Director Nominations.”
Q:    HOW MAY I OBTAIN A COPY OF THE BYLAW PROVISIONS REGARDING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS?
A:    A copy of the full text of the bylaw provisions discussed above may be obtained from our website at investors.billiontoone.com or by writing to our Secretary. In addition, this and other information about the Company may be obtained at the website maintained by the SEC that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our principal executive offices (see below for address), Attention: Secretary.
ADDITIONAL INFORMATION ABOUT THE PROXY MATERIALS
Q:    WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET INSTEAD OF A FULL SET OF PROXY MATERIALS?
A:    In accordance with SEC rules, we have elected to furnish our proxy materials, including this proxy statement and the 2025 Annual Report, to our stockholders primarily via the internet. Beginning on or about April 21, 2026, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings.
Q:    WHAT DOES IT MEAN IF MULTIPLE MEMBERS OF MY HOUSEHOLD ARE STOCKHOLDERS BUT WE ONLY RECEIVED ONE NOTICE OR FULL SET OF PROXY MATERIALS IN THE MAIL?
A:    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices (see below for address),

Attention: Secretary. Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.
Q:    WHAT IS THE MAILING ADDRESS FOR THE COMPANY’S PRINCIPAL EXECUTIVE OFFICES?
A:    Our principal executive offices are located at 1035 O’Brien Drive, Menlo Park, CA 94025. The telephone number at that location is (650) 460-2551. Any written requests for additional information, copies of the proxy materials and 2025 Annual Report, notices of stockholder proposals, recommendations for candidates to our Board of Directors, communications to our Board of Directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 10, 2026.
The proxy statement and the 2025 Annual Report are available on-line at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
GENERAL
Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors is currently comprised of seven members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal. This classification of the Board of Directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
NOMINEES FOR ELECTION AS CLASS I DIRECTORS AT THE ANNUAL MEETING
This year’s nominees for election to the Board of Directors as our Class I directors to serve for a term of three years expiring at the 2029 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. All of the nominees listed below are currently directors of the Company. The age of each director as of the Record Date is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve if elected.

NAME	AGE	DIRECTOR SINCE
Oguzhan Atay	37	2016
Akshay Rai	42	2024
The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our independent members of the Board of directors, and our full Board of Directors to determine that the nominees should serve as one of our directors.
Oguzhan Atay is our Chief Executive Officer and Co-Founder, having led the Company since its inception in 2016, and also serves as the Chair of our Board of Directors. Dr. Atay received his PhD in Biology from Stanford University, where his work was published on the cover of Cell Systems. He graduated summa cum laude and Phi Beta Kappa from Princeton University with a bachelor’s in molecular biology and minors in physics, computer science, and applied mathematics. We believe that Dr. Atay is qualified to serve on our Board of Directors because of his experience as our Co-Founder and Chief Executive Officer, his co-development of our molecular counting platform, and his extensive knowledge of the precision diagnostics industry.
Akshay Rai has been a member of our Board of Directors since May 2024. Mr. Rai is a professional investor with over 18 years of experience investing in public and private equities, with a focus on healthcare and life sciences. He currently leads U.S. healthcare investments for Premji Invest, investing in growth stage private companies. Mr. Rai has been with Premji Invest since July 2010 and helped establish the U.S. healthcare investments practice for the firm, which includes investments in companies like Moderna, Devoted Health and Iora Health, among others. Prior to joining Premji Invest, Mr. Rai was part of the equity research team at Citigroup in India. Mr. Rai holds a bachelor of engineering degree from National Institute of Technology Karnataka and an MBA from the Indian Institute of Management Bangalore. We believe that Mr. Rai is qualified to serve on our Board of Directors because of his investment experience with both private and public healthcare companies.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The two nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the Board of Directors as Class I directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Oguzhan Atay and Akshay Rai to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

Our Board of Directors unanimously recommends a vote “FOR” all of the Class I nominees named above.
CONTINUING DIRECTORS NOT STANDING FOR ELECTION
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our independent members of our Board of Directors and our full Board of Directors to determine that each director should serve as a member of our Board. The age of each director as of the Record Date is also set forth below.
Incumbent Class II Directors Whose Term Expires in 2027
David Tsao, 36,  is our President, Chief Technology Officer and Co-Founder, having been with the Company since its inception in 2016, and also serves as a member of our Board of Directors. Dr. Tsao oversees all technology developments at BillionToOne. He received a PhD in bioengineering from Rice University, where he was awarded a nanobiology training fellowship. He graduated cum laude from Princeton University with a bachelor’s in physics and minors in biophysics and engineering management systems. While at Princeton, he was twice awarded the Shenstone Prize in physics. We believe that Dr. Tsao is qualified to serve on our Board of Directors because of his co-development of our molecular counting platform, extensive technical expertise in molecular biology, and deep knowledge of the precision diagnostics industry.
Thomas Bremner, 44,  has been a member of our Board of Directors since March 2022. Mr. Bremner is currently a partner of the Growth Equity team of Adams Street Partners, LLC, a global private equity investment management firm, and has been employed by Adams Street since 2013. Mr. Bremner’s experience with the growth and development of healthcare companies provides our Board of Directors with a unique perspective on our long-term strategy. Mr. Bremner holds a B.S. in finance from the University of Dayton and an MBA from University of Chicago Booth School of Business. We believe that Mr. Bremner is qualified to serve on our Board of Directors because of his years of experience as an advisor to a wide range of healthcare companies.
Incumbent Class III Directors Whose Term Expires in 2028
Firat Ileri, 38, has been a member of our Board of Directors since 2019. Mr. Ileri is currently the managing partner of Hummingbird Ventures a global venture capital firm with over $1 billion in assets under management, which he joined in 2012. Mr. Ileri earned his B.S. in electrical engineering and computer science and in management science, and a Masters of Engineering in electrical engineering and computer science, all from Massachusetts Institute of Technology. We believe that Mr. Ileri is qualified to serve on our Board of Directors because of his venture capital experience in the biopharmaceutical and technology industries.
Krishna Swaroop Kolluri, 62, has been a member of our Board of Directors since 2019. Mr. Kolluri has over 30 years of experience as a successful serial entrepreneur, CEO, senior operating executive, and venture capitalist. Mr. Kolluri is a founding partner of Neotribe Ventures, an investment firm founded in 2017 that invests in breakthrough technology companies. Prior to founding Neotribe, Mr. Kolluri was the General Partner of New Enterprise Associates from 2006 to 2016, focusing on venture financing with early stage companies. Mr. Kolluri received a B.Tech. in Mechanical Engineering from the Indian Institute of Technology Madras, India, and his

Masters in Industrial Engineering from the University at Buffalo. We believe that Mr. Kolluri is qualified to serve on our Board of Directors because of his extensive executive management and venture capital experience.
Anthony Pagano, 48, has been a member of our Board of Directors since January 2026. Mr. Pagano is currently Chief Financial Officer and Executive Vice President of Genmab, a leading international biotechnology company, a position he has held since March 2020. He joined Genmab in December 2007, establishing a strong track record of driving financial performance and strategic growth throughout his tenure. Before his role at Genmab, Mr. Pagano served as Corporate Controller and Senior Director of Business Planning for NovaDel Pharma, a publicly traded specialty pharma company. Mr. Pagano started his professional career at KPMG LLP, where he advanced to Manager and provided audit and mergers & acquisitions consulting services to a diverse client base spanning startups to Fortune 500 corporations across multiple industries. Mr. Pagano is a Certified Public Accountant and holds a B.S. in Accounting from The College of New Jersey and an M.B.A. from the Stern School of Business at New York University. We believe Mr. Pagano is qualified to serve on our Board of Directors because of his extensive accounting, financial reporting, and industry experience.
There are no family relationships among any of our nominees, directors or executive officers. See “Corporate Governance” beginning on page 13 for additional information regarding our Board of Directors.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL
Our Audit Committee has appointed PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2026. PricewaterhouseCoopers LLP has audited our financial statements since 2022.
Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026. Our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
If this proposal does not receive a “FOR” vote from the holders of a majority of the votes cast, present in person or represented by proxy at the Annual Meeting and voted “FOR” or “AGAINST” the proposal, the Audit Committee would reconsider the appointment. Abstentions and broker non-votes will have no effect on this matter.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2025 and 2024:

	2025 ($)	2024 ($)
Audit Fees (1)	3,075,000	875,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2,000	—
Total Fees	3,077,000	875,000

(1)“Audit Fees” consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with our initial public offering including comfort letters and consents.
(2)“All Other Fees” consists of fees billed for an annual subscription to PricewaterhouseCoopers LLP’s accounting literature and tools.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit

Committee (or the Chair of the Audit Committee if such approval is needed on a time urgent basis) generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All fees subsequent to our IPO were pre-approved by our Audit Committee.

Our Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026.

CORPORATE GOVERNANCE
CODE OF CONDUCT
Our Board of Directors has adopted a Code of Conduct that applies to all of our employees, executive officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is publicly available on our website at https://investors.billiontoone.com. This website address is intended to be an inactive, textual reference only; none of the material on this website is part of this Proxy Statement. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, or our directors and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Conduct that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.
BOARD COMPOSITION
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of seven members. All of our directors, other than Drs. Atay and Tsao, are independent within the meaning of the listing rules of The Nasdaq Stock Market LLC (Nasdaq). Our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management.
DIRECTOR INDEPENDENCE
Our Class A common stock is listed on the Nasdaq Global Select Market. The Nasdaq listing rules generally require that a majority of the members of a listed company’s Board of Directors be independent. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent. The Nasdaq director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq listing rules, our Board of Directors has made a subjective determination as to each non-employee director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.
The independent members of our Board of Directors meet in executive session, without Drs. Atay and Tsao or other members of management present, during regularly scheduled meetings.
BOARD LEADERSHIP STRUCTURE
Our Board of Directors is currently chaired by our Chief Executive Officer and Co-Founder, Dr. Atay. Our Board of Directors does not have a policy that requires the roles of Chief Executive Officer and Chairman of the Board to be separate. The Board believes that Dr. Atay’s service as both Chief Executive Officer and Chairman of the Board is in the best interest of us and our stockholders.
Our corporate governance guidelines provide that, if the chairperson of our Board of Directors is not an independent director, the Board will appoint an independent director as a lead independent director. Firat Ileri currently serves as our lead independent director. The lead independent director’s responsibilities include: facilitating communication between management, the independent directors, and the Chairman of the Board; actively participating in setting agendas for Board meetings; presiding at executive sessions of the Board; and performing such other duties as specified by the Board. Our corporate governance guidelines further provide that the Board periodically reviews its leadership structure and may separate or combine the roles of the Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so.
BOARD COMMITTEES
Our Board of Directors has established an Audit Committee and a Compensation Committee. The composition of these committees meets the criteria for independence under, and the functioning of these committees comply with the applicable requirements of the Sarbanes-Oxley Act of 2002, the current Nasdaq listing rules and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.
AUDIT COMMITTEE
In October 2025, the Board of Directors established our Audit Committee, to be effective upon the Company becoming a public company. During the year ended December 31, 2025, our Audit Committee held one formal meeting. The current members of our Audit Committee are Anthony Pagano, Thomas Bremner and Akshay Rai, each of whom qualifies as an “independent director” under the Nasdaq listing rules. Mr. Pagano serves as the Chair of the Audit Committee.
Our Audit Committee’s main function is to assist our Board with its oversight of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent registered public accounting firm and risk assessment and risk management. The full text of the Audit Committee’s charter is posted on the corporate governance section of our website at https://investors.billiontoone.com. Pursuant to the Audit Committee charter, the responsibilities of the Audit Committee include, among other things:
●select and oversee the independent registered public accounting firm;
●review and resolve any disagreements arising between management and the independent registered public accounting firm;
●review and approve audit and any non-audit services provided by the independent registered public accounting firm;
●review and discuss our financial statements and related disclosures with management and the independent registered public accounting firm;
●help oversee our internal controls and disclosure controls and procedures;
●establish and oversee procedures for employees to anonymously submit accounting or audit concerns;
●prepare the Audit Committee report required by SEC rules;
●review policies on risk assessment and risk management; and
●review related party transactions.
Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Each of Messrs. Pagano, Bremner and Rai qualify as an independent director pursuant to Rule 10A-3.
All members of our Audit Committee are able to read and understand fundamental financial statements, as required under Nasdaq listing rules. Our Board of Directors has determined that Messrs. Pagano and Bremner are each an “audit committee financial expert” as defined by applicable SEC rules and have the requisite financial sophistication as defined under the Nasdaq listing rules. The designation does not impose on Messrs. Pagano and Bremner any duties, obligations or liability that are greater than are generally imposed on them as members of our Audit Committee and our Board of Directors, and their designations as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

COMPENSATION COMMITTEE
During the year ended December 31, 2025, our Compensation Committee held six formal meetings, with the Committee’s compensation consultant in attendance at five meetings. The Compensation Committee also had interim discussions with the compensation consultant on an as-needed basis. The current members of our Compensation Committee are Krishna Swaroop Kolluri, Thomas Bremner, and Firat Ileri. Mr. Kolluri serves as the Chair of our Compensation Committee.
Our Compensation Committee’s main function is to discharge the Board’s responsibilities with respect to all forms of compensation for our executive officers, administer our incentive plans for employees and other service providers, and oversee our compensation programs. The full text of our Compensation Committee’s charter is posted on the corporate governance section of our website at https://investors.billiontoone.com. Pursuant to our Compensation Committee charter, the responsibilities of this committee include, among other things:
●review and recommend to our Board of Directors the compensation of our CEO, and in consultation with our CEO, the compensation of our other executive officers, and oversee compliance with all legal and regulatory requirements related to compensation;
●identify the corporate and individual objectives governing the compensation of our CEO, and in consultation with our CEO, the compensation of our other executive officers, and annually review performance against such objectives;
●review and recommend to our Board of Directors the compensation to be paid to non-employee members of the Board of Directors;
●review, interpret, and administer our retirement plans, material compensation plans, and equity incentive plans;
●administer our policy for the recovery of erroneously awarded compensation;
●consider the results of stockholder votes, including advisory votes, of matters relating to compensation;
●review and establish general compensation and benefits policies, as well as our overall compensation philosophy; and
●retain compensation consultants and other advisors.
Our Board of Directors has determined that each of Mr. Krishna Swaroop Kolluri, Mr. Thomas Bremner, and Mr. Firat Ileri is an “independent director” under the Nasdaq listing rules, “independent” for compensation committee purposes under the Nasdaq listing rules, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
COMPENSATION COMMITTEE PROCESSES AND PROCEDURES
The Compensation Committee generally meets at least twice a year and at such times and places as the Compensation Committee determines. The Compensation Committee may also act by unanimous consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings to assist the Compensation Committee in carrying out its responsibilities. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.
The evaluation of our Chief Executive Officer’s performance is conducted by the Compensation Committee, which reviews any adjustments to his compensation as well as awards to be granted and recommends any adjustments and awards to the Board of Directors for approval. For executive officers, other than our Chief Executive Officer, the Compensation Committee reviews the compensation for executive officers and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of BillionToOne. In addition, under the Compensation Committee charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants, legal counsel (other than in-house legal counsel), or other advisors that the Compensation Committee considers necessary or appropriate in the performance of its duties, but only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to approve the consultant’s reasonable fees and other retention terms.
During the fiscal year ended December 31, 2025, the Company, on behalf of the Compensation Committee, engaged the services of Frederic W Cook & Co Inc. (“FW Cook”) a national compensation consulting firm, to advise the Compensation Committee regarding the amount and types of compensation provided to our executive officers and non-employee directors. FW Cook has also assisted in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers. Our compensation consultant has worked with the Compensation Committee to:

●evaluate the overall competitiveness of our compensation program for our executive officers;
●assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is deemed appropriate, competitive and fair;
●develop recommendations for the compensation of our senior management team; and
●advise the Compensation Committee on compensation-related developments and best practices.

The Compensation Committee does not believe that the work performed by our compensation consultant for the Compensation Committee or Company management raised any conflict of interest.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee during 2025 is serving or has served as an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
DIRECTOR NOMINATIONS
We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq listing rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. Our Board of Directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place. Our Board of Directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board of Directors should follow the procedures set forth in our bylaws and in “Stockholder Proposals and Nominations for Director” in the section entitled “Questions and Answers about Procedural Matters” of this proxy statement. We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors held nine meetings and acted by written consent six times during the year ended December 31, 2025. No director attended fewer than 75% of the total number of meetings of the Board of Directors and any committees of the Board of Directors of which they were a member during the year ended December 31, 2025. While we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, each member of our Board of Directors is encouraged to be present at our annual meetings of stockholders.
BOARD OVERSIGHT OF RISK
Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.
Our Audit Committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters. Periodically, our Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by our Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. Our full Board of Directors oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board of Directors and director succession planning. Additionally, matters of significant strategic risk are considered and discussed by our Board of Directors as a whole.
DIRECTOR COMPENSATION
The following table sets forth information about the compensation of the non-employee members of our Board of Directors who served as a director during the year ended December 31, 2025. Other than as set forth in the table and described more fully below, during the year ended December 31, 2025, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors. Drs. Atay and Tsao, our Chief Executive Officer and Chief Technology Officer, respectively, receive no compensation for their service as directors, and are not included in the table below. Anthony Pagano, a current member of our Board of Directors, was appointed on January 1, 2026, and, as a result, is not reflected in the below table. Dr. Atay currently serves as the Chair of our Board of Directors.

	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)(2)	TOTAL ($)
Firat Ileri	14,389	907,797	922,186
Thomas Bremner	12,056	907,797	919,853
Krishna Swaroop Kolluri	10,111	907,797	917,908
Akshay Rai	9,333	907,797	917,130

(1)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the director during our fiscal year ended December 31, 2025, computed in accordance with FASB ASC Topic 718. See Notes 2 and 11 to our financial statements included in the 2025 Annual Report for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

(2)
As of December 31, 2025, Mr. Ileri, Mr. Bremner, Mr. Kolluri, and Mr. Rai each held RSUs to acquire 8,333 shares of our Class A common stock. Such shares represent a grant (the IPO RSU) to each non-employee director pursuant to our non-employee director compensation plan, in connection with our IPO on November 6, 2025. IPO RSUs were calculated based on a grant value of $500,000 divided by the IPO price of $60.00 per share.

NON-EMPLOYEE DIRECTOR COMPENSATION
For the year ended December 31, 2025, pursuant to our then current non-employee director compensation plan, each non-employee member of our Board of Directors was entitled to receive the following cash and equity compensation for board services, as applicable:

	ROLE	ANNUAL CASH RETAINER(1)	INITIAL PUBLIC OFFERING GRANT(2)(4)	INITIAL EQUITY GRANT(3)(4)	ANNUAL EQUITY GRANT(4)(5)
Board of Directors	Director	$50,000	Restricted Stock Unit Award valued at $500,000	Restricted Stock Unit Award valued at $500,000	Restricted Stock Unit Award valued at $270,000
	Chair	$50,000
	Lead Independent Director	$35,000
Audit Committee	Chair	$20,000
	Member	$10,000
Compensation Committee	Chair	$15,000
	Member	$7,500
(1)	Annual cash retainers are payable quarterly. In the year ended December 31, 2025, cash retainers were prorated for the time period from November 6, 2025, the IPO date, to December 31, 2025.
(2)
Initial Public Offering (IPO) grants were automatically granted on the date our registration statement on Form S-8 became effective and are calculated based on the per-share “price to public” for our Class A common stock as set forth on the cover page of the final prospectus of the IPO. The IPO grants vest in 3 equal annual installments following the grant date.

(3)
Initial equity grants are automatically granted to each director whose initial appointment or election occurs after the IPO. The grant date of the initial equity grants shall be the date the director is elected or appointed as a director and are calculated based on the closing price of our common stock over the 30-trading day period ending on the grant date. The initial equity grant upon election or appointment as a director shall vest in 3 equal annual installments following the grant date.

(4)	Such award will accelerate and fully vest upon a change in control, or in the event such non-employee director’s service ends on account of the director’s death or disability.
(5)
Annual equity grants are automatically granted on the date of each annual regular meeting of the Company’s stockholders and are calculated based on the closing price of our Class A common stock over the 30-trading day period ending on the grant date. The annual equity grant shall vest on the earlier of (a) the date of the next annual meeting of stockholders, or (b) the one-year anniversary of the grant date provided the director provides continuous service as a director, member of the applicable committee or chair, as applicable, through such date.

We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of our Secretary by mail to our principal executive offices, Attention: Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table provides information concerning our executive officers as of the Record Date:

NAME	AGE	POSITION(S)
Oguzhan Atay, PhD	37	Chief Executive Officer and Chairperson of the Board
David Tsao, PhD	36	President, Chief Technology Officer and Director
Ross Taylor	62	Chief Financial Officer
Shan Riku Sakakibara	42	Chief Product Officer
John Lister	51	Chief Administrative Officer
Thomas Lynch	59	General Counsel, Chief Compliance Officer and Secretary
Nancy Johnson	63	Senior Vice President of Sales and Commercial Operations
John ten Bosch, PhD	51	Senior Vice President of Laboratory Operations
Oguzhan Atay, PhD See biographical information set forth above under “Nominees for Election as Class I Directors at the Annual Meeting.”
David Tsao, PhD See biographical information set forth above under “Incumbent Class II Directors Whose Term Expires in 2027.”
Ross Taylor has served as our Chief Financial Officer since January 2024, bringing three decades of financial leadership to the Company. Prior to joining BillionToOne, Mr. Taylor was Chief Financial Officer for Codexis, Inc., a publicly traded enzyme engineering company, from 2019 to February 2023. Previously, he served as Chief Financial Officer of Abaxis, Inc., a publicly traded medical technology company, acquired by Zoetis for $2.0 billion. At Abaxis, he first held the role of Vice President of Business Development & Investor Relations from 2014 to 2015, before being appointed CFO from August 2015 through the company’s successful acquisition in July 2018. Early in his career, Mr. Taylor spent more than a decade as an equity research analyst at leading Wall Street firms including CL King & Associates, UBS, Smith Barney, and CJ Lawrence, providing deep expertise in capital markets and strategic financial planning. Mr. Taylor holds an MBA from Columbia Business School and a B.A. in economics from Duke University.
Shan Riku Sakakibara joined BillionToOne in 2019 as one of our first employees and currently serves as our Chief Product Officer. Prior to her role as Chief Product Officer, Ms. Riku Sakakibara served in other executive positions, most recently as Senior Vice President of Product. Ms. Riku Sakakibara oversees both clinical and software product management, marketing, translational research, and clinical and medical affairs at BillionToOne. Ms. Riku Sakakibara has over 15 years of experience in launching and managing a wide range of products from software products to precision diagnostics clinical assays. Previously, Ms. Riku Sakakibara served as a Senior Product Manager and Portfolio Strategy Manager at Natera, Inc. from 2015 to 2017. Ms. Riku Sakakibara started her career at McKinsey & Co., where she worked with Fortune 100 companies. Ms. Riku Sakakibara graduated with a B.S. in chemistry from Massachusetts Institute of Technology, holds an MBA from Stanford University, and an MPA/ID from Harvard University.
John Lister joined BillionToOne in July 2025 as our Chief Administrative Officer. Prior to joining BillionToOne, Mr. Lister served as Chief Operating Officer of the Tidepool Project, a diabetes software company, from June 2022 through June 2025. From January 2020 through January 2023, Mr. Lister provided strategic commercial, corporate finance and legal advice to companies in the healthcare space, including Tandem Diabetes, Zoe Global, WaveForm Diabetes and Candid Dental. Previously, Mr. Lister worked for Dexcom, Inc., a publicly-traded producer of continuous glucose monitoring systems, from 2008 to 2019. Mr. Lister served in various executive positions at Dexcom, including as General Counsel & Head of Human Resources from 2008 to 2015, and as General Manager for Dexcom’s International business from 2015 to 2019. Mr. Lister began his career as an attorney at Fenwick & West LLP. Mr. Lister earned a B.A. in government and literature from Claremont McKenna College and a JD from University of San Francisco Law School.
Thomas Lynch joined BillionToOne as our General Counsel in October 2022. Mr. Lynch brings over two decades of experience leading legal teams. Prior to joining us, he served as Chief Compliance Officer, Advanced Healthcare Solutions at Fortive Corporation, a publicly traded provider of connected workflow solutions technologies, from April 2021 to October 2022. From 2018 to April 2021, Mr. Lynch served as the Chief Legal Officer at Nuwellis, a publicly traded medical device company. From 2015 to 2018, Mr. Lynch served as the Chief Administrative Officer and General Counsel at Orexigen Therapeutics, a publicly traded biotechnology company, which filed a voluntary petition for Chapter 11 bankruptcy in March 2018. In June 2018, Mr. Lynch was appointed as president of Orexigen Therapeutics to manage its restructuring. Mr. Lynch also held various senior legal and compliance positions at Boston Scientific Corporation and Novartis Pharma, earlier in his career. Mr. Lynch began his legal career at Dorsey & Whitney LLP. Mr. Lynch earned a B.A. in history from Stanford University, a JD from Boston College Law School and an MA in teaching from the University of St. Thomas, where he serves as an Adjunct Professor of Law.
Nancy Johnson joined BillionToOne in April 2019, even prior to the initial commercialization of our products, and has built both our prenatal and oncology commercial organizations as our Senior Vice President of Sales and Commercial Operations. Ms. Johnson brings more than 20 years of diagnostic sales leadership experience in both start-up and large-scale sales organizations. Most recently, Ms. Johnson played a key role in commercial strategy and execution at Foundation Medicine, a publicly traded molecular information company, that was acquired by Roche during her tenure. Prior to Foundation Medicine, she held several commercial leadership positions at various molecular diagnostic companies. Ms. Johnson started her career as a board-certified Medical Technologist and earned a B.S. in medical technology from Creighton University.
John ten Bosch joined BillionToOne in September 2020 as our Laboratory Director and has since been promoted multiple times, most recently to the role of Senior Vice President of Laboratory Operations. Dr. ten Bosch brings over 15 years of experience leading high-complexity CLIA laboratories, with expertise in regulatory oversight, clinical laboratory operations, and test development. Prior to joining BillionToOne, he worked at Kaiser Permanente from 2012 to 2020, where he served as both Laboratory Director and Director of Quality for the Molecular Pathology and Cytogenetics laboratories. Dr. ten Bosch graduated magna cum laude from the University of California, Davis with a B.S. in Genetics. He earned his Ph.D. in Molecular and Cell Biology from the University of California, Berkeley, and completed postdoctoral fellowships at Stanford and UCLA.

EXECUTIVE COMPENSATION
EMERGING GROWTH COMPANY STATUS
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have included a summary compensation discussion and analysis of our executive compensation programs, as well as a Summary Compensation Table and an Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” votes and “say-on-frequency” votes regarding the frequency of say-on-pay votes.
We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2030 (the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates as of the prior June 30th or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

SUMMARY COMPENSATION DISCUSSION AND ANALYSIS

This Summary Compensation Discussion and Analysis (CD&A) discusses our compensation policies and determinations that apply to our named executive officers, or NEOs, which consist of our principal executive officer and our two other most highly compensated officers for our fiscal year ended December 31, 2025:

Name	Position
Oguzhan Atay, PhD	Chief Executive Officer
David Tsao, PhD	President and Chief Technology Officer
John Lister	Chief Administrative Officer

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

KEY 2025 COMPENSATION ACTIONS
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation Committee during 2025 are set forth below.

Compensation Component	Link to Business and Talent Strategies	2025 Compensation Actions
Base Salary
●Competitive base salaries help attract and retain executive talent.
●Fixed cash compensation recognizes factors such as individual contribution, time in role, and scope of responsibility.
●Reviewed annually and adjusted as appropriate
●Increased NEO compensation to competitive market levels in connection with the Company’s initial public offering (IPO).
Annual Incentive Compensation	●Focus executives on achieving semi-annual financial and individual objectives that are key indicators of ongoing operational performance and support our business strategy.	●Cash incentive awards to our NEOs were earned above target at an average of 118%. ●Target opportunities for NEOs were increased to competitive market levels in connection with the IPO.
Long-Term Incentive Compensation
●Incentivize and reward long-term gains in shareholder value, with vesting terms that support retention while rewarding executives for past performance and future potential growth.
●Encourages executive ownership and alignment with external shareholders

●NEOs awarded stock options with a 6-year vesting term in the case of the CEO and CTO and a 4-year vesting term in the case of the CAO.
●The NEO grants made during 2025 are intended to cover 2026 as well; no new grants are anticipated for the NEOs or current officers until 2027.

OUR EXECUTIVE COMPENSATION PHILOSOPHY
The Company requires top talent with a wide range of skills, experience, and leadership qualities to lead the organization in support of our mission of transforming healthcare by redefining molecular diagnostics. In order to attract and retain the executives required to fulfill our mission, accelerate growth, and promote stockholder value, one of our Compensation Committee’s key goals is to implement an executive compensation program that is built upon the following objectives:

•Attracting and Retaining the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance-driven mindset, while supporting sound compensation principles in alignment with sound corporate governance practices.
•Pay for Performance. A material portion of an executive’s target compensation is at-risk and tied directly to Company performance. We believe that compensation should reward executives for results that matter – both the near-term milestones that drive operational momentum, and the long-term value creation that benefits all stockholders. Our cash bonus program is linked to semi-annual corporate goals and individual performance, and our equity awards – which generally represent the largest component of executive compensation – deliver value only if BillionToOne’s stock price increases, creating direct alignment between our executives and our stockholders.

•Alignment with Stockholder Interests. We believe that executives who are significant owners of BillionToOne stock are best positioned to make decisions that create long-term value. Our compensation program is deliberately structured to overweight equity relative to cash, making our NEOs meaningful shareholders alongside our external investors. This shared ownership model reflects our founders’ own commitment to the Company, and we intend to maintain it as a defining feature of our compensation philosophy as we grow as a public company.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Oversight Responsibilities for Executive Compensation
The table below summarizes the key oversight responsibilities for executive compensation.

Compensation Committee
•Establishes executive compensation philosophy
•In consultation with the CEO, reviews and recommends to the Board of Directors the Company’s incentive compensation programs and performance goals for the annual bonus plan
•Reviews and recommends CEO compensation to the Board of Directors
•In consultation with the CEO, reviews and recommends to the Board of Directors all compensation actions for all other executive officers of the Company (as defined in the rules under Section 16 of the Exchange Act)

All Independent Board Members
•Assesses performance of the CEO and approves the CEO’s compensation
•Approves compensation for all other executive officers of the Company (as defined in the rules under Section 16 of the Exchange Act)

CEO and Management
•Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all employees, other than the CEO and executive officers of the Company (as defined in the rules under Section 16 of the Exchange Act), and provides these recommendations to the CEO, with the CEO making the final decision
•Responsible for the administration of the compensation programs once Compensation Committee decisions are finalized
•CEO is not involved in any decision as to his own compensation

USE OF MARKET DATA
When establishing the recommended levels to the Board of Directors of each NEO’s target total direct compensation opportunity for 2025, our Compensation Committee considered the competitive market for comparable executives and compensation opportunities provided by comparable companies. Market comparison information for the NEOs was sourced from publicly available peer group information, as well as third-party industry-specific survey data. Both data sources served as important reference points in assessing the competitiveness of base salary, incentive targets, and total direct compensation, as well as on overall market design practices.

In February 2025, our Compensation Committee approved a peer group to be used for compensation decisions later in the year, in anticipation of our IPO. Our 2025 peer group was composed of a set of 15 biotechnology, life sciences tools and services, and health care services companies, which was recommended to the Compensation Committee by its independent compensation consultant, FW Cook.

2025 Compensation Peer Group
10x Genomics, Inc.	GeneDx Holdings Corp.	NeoGenomics, Inc.
Adaptive Biotechnologies Corporation	Guardant Health, Inc.	Pacific Biosciences of California, Inc.
CareDx, Inc	Maravai LifeSciences Holdings, Inc.	Tempus AI, Inc.
Castle Biosciences, Inc.	Myriad Genetics, Inc.	Twist Bioscience Corporation
Fulgent Genetics, Inc.	Natera, Inc.	Veracyte, Inc.

Our Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, annual, and long-term incentives. Our Compensation Committee’s executive compensation decisions and recommendations to our Board of Directors are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

2025 NAMED EXECUTIVE OFFICER COMPENSATION
Base Salary

Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. Our Compensation Committee determines the amount of base salary for our NEOs it recommends to our Board of Directors for approval based on the executive’s overall performance, level of responsibility, pay grade, and comparison to market data. During 2025, changes were focused on aligning to competitive market levels following our IPO. Based on these criteria, our named executive officers had the following annual salary levels in 2025:

Name and Position	2025 Base Salary (pre IPO)	2025 Base Salary (post IPO)
Oguzhan Atay, PhD, Chief Executive Officer	$316,802	$700,000
David Tsao, PhD, President and Chief Technology Officer	$316,802	$500,000
John Lister, Chief Administrative Officer	$316,802	$500,000

Annual Incentive Compensation
Our annual bonus plan for 2025 was a cash-based program, measured over two semi-annual periods that rewards employees for achieving critical corporate and individual goals that are key indicators of ongoing operational performance and support our ongoing business strategy. Our Compensation Committee reviews our target annual bonus opportunities each year to ensure they are competitive, and, in the case of our NEOs, makes recommendations to the Board of Directors for approval. Target opportunities for the NEOs were increased effective as of our IPO. Payouts for the second semi-annual performance period were pro-rated based on the base salaries in effect prior to and following the IPO and were approved by the Board. As of December 31, 2025, the target annual incentive opportunity as a percent of annual base salary for each of our NEOs in 2025 was as follows:

Name and Position	2025 Target Bonus as % of Base Salary
Oguzhan Atay, PhD, Chief Executive Officer	30%
David Tsao, PhD, President and Chief Technology Officer	30%
John Lister, Chief Administrative Officer	30%

The bonus opportunity for each semi-annual performance period for Dr. Tsao and Mr. Lister was based 50% on corporate goals and 50% on individual performance and for Dr. Atay was based 100% on corporate goals. The 2025 corporate goals included a mix of commercial, financial, and product focused metrics that were evaluated holistically at the end of the performance period. The individual component was based on an individual performance rating. Payout for the corporate component could be earned at 0-130% of target and payout on the individual component could be earned at 0-130% of target.

Based on the review process outlined above, the NEOs were awarded the following bonuses for 2025:

Name and Position	Target Bonus Opportunity (full year)	Annual Cash Incentive Earned (full year 2025)	% of Target (full year 2025)
Oguzhan Atay, PhD, Chief Executive Officer	30%	$136,001	124%
David Tsao, PhD, President and Chief Technology Officer	30%	$113,845	115%
John Lister, Chief Administrative Officer	30%	$61,213	115%

Equity Compensation
We offer stock options and will offer restricted stock units to our named executive officers as the long-term incentive component of our compensation program. We typically grant equity awards to new hires upon their commencing employment with us and provide additional grants annually.
Our equity incentive compensation program is designed to:
●align our executive officers’ interests with those of our stockholders;
●reward demonstrated leadership and performance;
●retain our executive officers and recruit new executive officers, as needed;
●maintain competitive levels of executive compensation; and
●motivate our executive officers for outstanding performance.
The market for qualified and talented executives in our industry is highly competitive, and we compete for talent with many companies that have greater financial resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer. We typically grant equity awards to each of our executive officers upon commencement of employment; annually in conjunction with our review of individual performance; in connection with a promotion; or as a special incentive.
In 2025, for annual equity awards, new hire equity awards, and equity awards in connection with promotions, we granted stock options with time-based vesting and continued to manage award amounts, with the goals of maintaining broad-based equity participation, delivering value that is aligned with our compensation philosophy and proactively managing our share usage as well as dilution.
All stock options granted to our executive officers have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not earn any compensation from his or her options until they are vested and unless our share price increases above the share price on the date of grant. Stock options granted to our executive officers and other employees have time-based vesting, typically vesting in equal monthly or biannual installments over a four year or six year term, commencing on the date of grant subject to the executive officer’s continued employment through each such date, which we believe provides an incentive to our executives to add value to the company over the long-term and to remain employed by us. Vesting of option grants to employees, including our named executive officers, generally cease upon termination of employment, and option exercise rights typically cease three months following termination of employment, except in the case of death or disability or where our Compensation Committee or our Board of Directors has exercised its authority to extend the relevant option exercise time period. Prior to the exercise of an option, the grantee does not have any rights as a stockholder with respect to the applicable shares underlying the equity awards, including voting rights and the right to receive dividends or dividend equivalents.
All equity awards to our named executive officers are approved by our Board of Directors. We expect that our Board of Directors will commence making annual equity awards to our named executive officers in calendar year 2027 and such equity awards will be made on or about the 20th of March each year. It is also anticipated that such equity awards will vary in size among our executive officers. In determining the size and type of equity awards to recommend to our Board of Directors for each named executive officer, our Compensation Committee typically considers and may continue to consider a number of factors, including: our performance against corporate goals during the preceding year, the named executive officer’s individual performance during the preceding year, the named executive officer’s ability to grow, and competitive levels of executive compensation for similarly situated executives based on analysis of data from our applicable peer group. In addition, our Compensation Committee reviews all components of the named executive officer’s compensation to ensure that total compensation is aligned with our overall philosophy and objectives and, with respect to all other executive officers, consults with our Chief Executive Officer in conducting such reviews and making such recommendations.
2025 Equity Grants

Any equity grants to executives after our IPO are made pursuant to the Company’s 2025 Equity Incentive Plan.
In 2025, Mr. Lister was granted an option to purchase shares of our common stock in connection with joining the Company pursuant to the Company’s 2018 Stock Plan. In addition, prior to our IPO, Dr. Atay and Dr. Tsao were each granted an option to purchase shares of our common stock in June 2025 pursuant to the Company’s 2018 Stock Plan. The table below provides details regarding the foregoing grants:

Name and Position	Number of Shares Underlying Option Grants (pre IPO)	Exercise Price per share for Option Grants
Oguzhan Atay, PhD, Chief Executive Officer	1,003,102(1)	$20.04
David Tsao, PhD, President and Chief Technology Officer	501,551(1)	$20.04
John Lister, Chief Administrative Officer	133,300(2)	$23.15

(1)
Options vest in equal monthly installments over six years of continuous service with us following June 11, 2025, provided the optionee remains in continuous service to us through each such vesting date. We elected to have the options vest over six years to align with longer strategic goals and also because the pre-IPO grants provided more retention incentive than our typical four-year option grants.

(2)
Options vest and become exercisable with respect to 25% of the shares after the named executive officer completes 12 months of continuous service with us following July 7, 2025, with the balance becoming exercisable in equal monthly installments over the next 36 months, subject to the named executive officer’s continuous service with us through the applicable vesting date.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed this Summary Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, the Compensation Committee has recommended to the Board of Directors that the Summary Compensation Discussion and Analysis be included in this proxy statement.
The preceding report has been furnished by the following members of the Compensation Committee:
Krishna Swaroop Kolluri, Chair
Thomas Bremner
Firat Ileri

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table provides information concerning the compensation paid to our NEOs for the years ended December 31, 2025 and December 31, 2024.

Name and Position	Year	Salary ($)	Bonus ($)	Option awards ($)	Non-equity incentive plan compensation ($)	All other compensation ($)(3)	Total ($)
Oguzhan Atay, PhD Chief Executive Officer	2025	371,808	136,001(1)	19,166,505(2)	—	10,588	19,684,903
	2024	303,739	55,722	—	—	11,603	371,064
David Tsao, PhD President and Chief Technology Officer	2025	332,939	113,845(1)	9,583,253(2)	—	14,000	10,044,036
	2024	303,739	52,311	—	—	11,603	367,653
John Lister Chief Administrative Officer	2025	182,978(4)	61,213(1)	3,090,146(2)	—	2,401	3,361,110
	2024	—	—	—	—	—	—
(1)The amounts in this column reported for each NEO represent discretionary cash incentive bonuses earned under the Company’s corporate bonus plan with respect to fiscal year 2025 that were partially paid in 2025, and the remainder that will be paid in 2026.
(2)The amounts in this column represent the aggregate grant date fair value of option awards granted to the named executive officer, computed in accordance with FASB ASC Topic No. 718. These values exclude estimated forfeitures and may not reflect compensation actually received by our executive officers. See Notes 2 and 11 of the notes to our audited financial statements included in the 2025 Annual Report for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(3)The amounts in this column reported for Dr. Atay, Dr. Tsao and Mr. Lister represent matching contributions under our 401(k) plan.
(4)Mr. Lister’s employment with us as our Chief Administrative Officer commenced on July 7, 2025. The amount reported in 2025 represents the pro-rated portion of Mr. Lister’s annual salary from commencement of employment through December 31, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR-END
The following table shows certain information regarding outstanding equity awards, held by our named executive officers as of December 31, 2025. For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits” below.

	Option Awards
Name and Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Vested		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date
Oguzhan Atay, PhD Chief Executive Officer	06/08/2021	640,000		—		2.80	06/07/2031
	06/19/2025	83,591	(1)	919,511		20.04	06/18/2035
David Tsao, PhD President and Chief Technology Officer	06/08/2021	640,000		—		2.80	06/07/2031
	06/19/2025	41,795	(1)	459,756		20.04	06/18/2035
John Lister Chief Administrative Officer	08/05/2025	—		133,300	(2)	23.15	08/04/2035

(1)
Options vest and become exercisable in equal monthly installments over six years following June 11, 2025, subject to the named executive officer’s continuous service to the Company through the applicable vesting date. We elected to have the options vest over six years to align with longer strategic goals and also because the pre-IPO grants provided more retention incentive than our typical four year option grants.

(2)
Options vest and become exercisable with respect to 25% of the shares after the named executive officer completes 12 months of continuous service with us following July 7, 2025 with the balance becoming exercisable in equal monthly installments over the next 36 months, subject to the named executive officer’s continuous service with us through the applicable vesting date.

OTHER COMPENSATION AND GOVERNANCE MATTERS

OFFER LETTERS

We currently maintain employment offer letter agreements with each NEO that sets forth the initial terms and conditions of the named executive officer’s employment, including initial base salary, equity grants and employee benefits eligibility. The offer letter agreements provide for the initial base salary for our executive officers and eligibility to receive an annual cash target bonus as determined by our Board of Directors or Compensation Committee, subject to their attainment of one or more pre-established performance goals established by our Board of Directors or Compensation Committee.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Our Board of Directors has approved the BillionToOne, Inc. Executive Severance Plan (the Severance Plan) to offer severance benefits to our named executive officers and to certain other key executives and employees (each, a Participant). Our Compensation Committee has the authority to recommend the executive officers who will be offered an opportunity to participate in the Severance Plan and will administer the Severance Plan.
To participate in the Severance Plan, the Participant must enter into a Participation Agreement (each, a Participation Agreement), which provides that the terms and conditions of the Severance Plan shall supersede and replace any rights to severance and change in control benefits under any existing employment or severance agreement between us and the Participant. Each of Dr. Atay, Dr. Tsao and Mr. Lister has been designated by our Compensation Committee as participants in our Severance Plan pursuant to which Dr. Atay is a Tier 1 Participant, and each of Dr. Tsao and Mr. Lister are Tier 2 Participants.
Tier 1 and Tier 2 Participants are entitled to the following severance benefits, as applicable:
Termination that Does Not Qualify as a Change in Control Termination. In the event of an Involuntary Termination that is not a Change in Control Termination, a Participant will be eligible to receive the following benefits, provided the Participant signs a release of claims:
●Continuation of the Participant’s base salary for a period of (i) in the case of Tier 1 Participants, 12 months, or (ii) in the case of Tier 2 Participants, 9 months.
●Continuation of the Participant’s health and welfare benefits for the shorter of (i) in the case of Tier 1 Participants, 12 months, or in the case of Tier 2 Participants, 9 months (ii) until the date of the Participant’s eligibility for health insurance coverage in connection with new employment, or (iii) the expiration of the Participant’s eligibility for the continuation coverage under COBRA.
Termination in Connection with a Change in Control Termination. In the event of an Involuntary Termination that occurs within 12 months following a Change in Control, a Participant will be eligible to receive the following benefits, as applicable, provided the Participant signs a release of claims:
●A lump sum cash payment equal to a percentage multiplied by the sum of (i) the Participant’s annual base salary and (ii) the Participant’s annual target bonus, with such percentage equal to 150%, in the case of a Tier 1 Participant and 100% in the case of a Tier 2 Participant.
●With respect to time-based equity awards, full vesting of any outstanding and then-unvested time-based equity awards held by the Participant.
●With respect to performance-based equity awards, if any, such performance-based awards held by the Participant shall vest based on the terms of the applicable award agreement for the performance-based award.

●A lump sum cash payment equal to the product of (i) the employer’s portion of the Participant’s monthly COBRA premiums and (ii) in the case of a Tier 1 Participant, 18 months, or in the case of a Tier 2 Participant, 12 months.
The terms “Change in Control” and “Involuntary Termination” shall have the meanings ascribed to such terms in the Severance Plan.

RETIREMENT BENEFITS
Our NEOs participate in our 401(k) plan that is available to all our salaried employees. We currently do not maintain any defined pension benefit plans, nor any non-qualified defined contribution plans or other deferred compensation plans.

OTHER BENEFITS
The Company provides certain additional benefits to the NEOs that are also generally available to employees, including medical, dental, vision and life insurance coverage; however, the Company in its discretion may revise, amend, or add to these benefits.

EQUITY GRANT POLICIES
In 2025, prior to our IPO, NEOs’ stock options were granted with an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of such grant, which is deemed by the Board of Directors. Any equity grants to executives after our IPO have been and will be made pursuant to the Company’s 2025 Equity Incentive Plan. Grants made to the NEOs during 2025 were made prior to our IPO and pursuant to the Company’s 2018 Stock Plan. We do not coordinate equity grants to the timing of releases of material non-public information.

TAX DEDUCTIBILITY POLICY
Both our Compensation Committee and our Board of Directors considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, both our Compensation Committee and our Board of Directors retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy, and the best interests of stockholders, even if these amounts are not fully tax deductible.

RESTRICTIONS ON TRADING
Our Insider Trading Policy (ITP) prohibits our directors, officers, and employees, and others designated by the Company compliance officer, from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our employees (including officers) and directors may not pledge our securities as collateral for loans, or hold securities in margin accounts, held by them without the prior approval of the Company compliance officer.
CLAWBACK POLICY
Our Board of Directors has adopted a clawback policy providing that the Company is required to recover incentive compensation from any covered individual (except where the Board determines, in a manner consistent with the Nasdaq clawback rules, that recovery would be impracticable) if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws. The amount of excess incentive compensation includes excess incentive compensation received by any current or former executive officer during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2025, relating to our equity compensation plans, pursuant to which grants of stock options, restricted stock units, or other rights to acquire shares of our Class A common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights relating to equity compensation plans (A)	Weighted-average exercise price of outstanding options, warrants and rights relating to equity compensation plans (B)	Number of securities remaining available for future issuance under Equity Incentive Plans (C)
Equity compensation plans approved by stockholders(1)	9,585,345(2)	$12.96(3)	3,939,186(4)

(1)	) Includes the 2018 Stock Plan, the 2025 Equity Incentive Plan and the 2025 Employee Stock Purchase Plan.
(2)	Includes 33,332 RSUs outstanding under the 2025 Equity Incentive Plan.
(3)	The weighted-average exercise price of “outstanding stock options, warrants and rights relating to equity compensation plans” excludes restricted stock units because they have no exercise price.
(4)
The 2025 Equity Incentive Plan contains “evergreen” provision, pursuant to which an additional number of Class A common stock will automatically be added annually to the shares authorized for issuance under the 2025 Equity Incentive Plan on January 1st of each year, commencing on January 1, 2027 and ending on (and including) January 1, 2035, in an amount equal to the lesser of (i) 5% percent of the total number of Class A common stock and Class B common stock actually issued and outstanding on the last day of the preceding calendar year, or (ii) a number of Class A common stock determined by the Board of Directors. Our 2025 Employee Stock Purchase Plan also contains an “evergreen” provision, pursuant to which the number of shares of our Class A common stock reserved for issuance under such plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2027 and continuing through and including January 1, 2035, by the lesser of (i) 1% of the total number of Class A common stock and Class B common stock actually issued and outstanding on the last day of the preceding calendar year, and (ii) a number of shares of Class A common stock determined by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of March 31, 2026 for:
●each of our named executive officers;
●each of our current directors;
●all of our current executive officers and directors as a group; and
●each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock and Class B common stock
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to community property laws, where applicable.
The percentage ownership is based upon 41,428,242 shares of Class A common stock and 4,552,650 shares of Class B common stock outstanding as of March 31, 2026. For purposes of the table below, we deem shares of Class A common stock subject to options that are currently exercisable or exercisable within sixty (60) days of March 31, 2026 and shares of Class A common stock subject to restricted stock unit awards that will vest within sixty (60) days of March 31, 2026 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o BillionToOne, Inc., 1035 O’Brien Drive, Menlo Park, CA 94025.

Name of Beneficial Owner	Class A Common Stock		Class B Common Stock		Combined Voting Power (%)†
	Number	%	Number	%
5% Stockholders:
Entities affiliated with Hummingbird Ventures (1)	7,887,237	19.0%	-	*	7.2%
Entities affiliated with Neotribe Ventures(2)	4,359,505	10.5%	-	*	4.0%
Directors and Named Executive Officers:
Oguzhan Atay (3)	965,387	2.3%	2,227,542	48.9%	31.1%
David Tsao (4)	703,693	1.7%	2,325,108	51.1%	32.2%
John Lister	-	*	-	*	*
Thomas Bremner (5)	1,938,938	4.7%	-	*	1.8%
Firat Ileri (6)	7,916,218	19.1%	-	*	7.2%
Krishna Swaroop Kolluri (7)	4,359,505	10.5%	-	*	4.0%
Anthony Pagano	-	*	-	*	*
Akshay Rai (8)	1,789,590	4.3%	-	*	1.6%
All current directors and executive officers as a group (13 persons)(9)	18,539,897	42.7%	4,552,650	100.0%	77.7%
* Less than 1%.

†
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 15 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(1)
Consists of (i) 2,631,664 shares of Class A common stock held by Hummingbird Opportunity Fund II CommV; (ii) 2,580,833 shares of Class A common stock held by Hummingbird Ventures III CommV; (iii) 2,015,118 shares of Class A common stock held by Hummingbird Dragons CommV; (iv) 18,845 shares of Class A common stock held by Hummingbird Collective CommV; and (v) 640,727 shares of Class A common stock held by HB&Q NV. Hummingbird Ventures Management NV is the managing member of Hummingbird Opportunity Fund II CommV, Hummingbird Ventures III CommV, Hummingbird Dragons CommV, Hummingbird Collective CommV, and HB&Q NV (the Hummingbird Funds) and, as a result, may be deemed to beneficially own shares held by the Hummingbird Funds. Firat Ileri, Barend Van den Brande, and Lukas Decoster are partners of Hummingbird Ventures Management NV and may be deemed to have shared voting and investment power over the shares held by the Hummingbird Funds. The address for each of the entities and individuals listed in this footnote is Square Victoria Regain 1, 1210 Sint-Joost-ten-Node, Belgium. The foregoing information in this footnote is based on a Schedule 13D filed by Hummingbird Ventures Management NV on January 20, 2026.

(2)
Consists of (i) 2,819,490 shares of Class A common stock held by NeoTribe Ventures I, L.P. (NTV I) of which 109,204 shares of Class A common stock are held by NTV I as a nominee for NeoTribe Associates I, L.P. (NTA I); (ii) 1,297,799 shares of Class A common stock held by Neotribe Ignite Fund I, L.P. (NTIF I); and (iii) 242,216 shares of Class A common stock held by Neotribe SPV I BTO, LLC (NT SPV I). NeoTribe Partners I, LLC (NTP I), the general partner of NTV I and NTA I, may be deemed to have sole voting and dispositive power over the shares held of record by NTV I for itself and as nominee for NTA I. Neotribe Ignite Partners I, LLC (NTIP I), the general partner of NTIF I, may be deemed to have sole voting and dispositive power over the shares held of record by NTIF I. Neotribe Partners SPV I BTO, LLC (NTP SPV I, and together with NTV I, NTA I, NTP I, NTIF I, NTIP I, and NT SPV I, Neotribe Ventures), the managing member of NT SPV I, may be deemed to have sole voting and dispositive power over the shares held of record by NT SPV I. Krishna Swaroop Kolluri, the managing member of NTP I, NTIP I and NTP SPV I, may be deemed to have sole voting and dispositive power over the shares held of record by NTV I for itself and as nominee for NTA I, NTIF I and NT SPV I, respectively. The address for each of the entities and individuals listed in this footnote is ℅ NeoTribe Management Company, LLC, 1300 El Camino Real, Suite 100, Menlo Park, California 94025. The foregoing information in this footnote is based on a Schedule 13G filed by Neotribe Ventures on February 13, 2026.

(3)
Consists of (i) 2,227,542 shares of Class B common stock held by Dr. Atay and (ii) 765,387 shares of Class A common stock issuable to Dr. Atay upon exercise of stock options within 60 days of March 31, 2026. Also consists of 200,000 shares of Class A common stock held by Dr. Atay’s spouse. Dr. Atay disclaims beneficial ownership of the shares held by his spouse.

(4)
Consists of (i) 1,000 shares of Class A common stock held by Dr. Tsao, (ii) 2,325,108 shares of Class B common stock held by Dr. Tsao; and (iii) 702,693 shares of Class A common stock issuable to Dr. Tsao upon exercise of stock options within 60 days of March 31, 2026.

(5)
Consists of (i) 156,456 shares of Class A common stock held by Adams Street 2019 Direct Growth Equity Fund LP; (ii) 159,795 shares of Class A common stock held by Adams Street 2020 Direct Growth Equity Fund LP; (iii) 179,733 shares of Class A common stock held by Adams Street 2021 Direct Growth Equity Fund LP; (iv) 275,364 shares of Class A common stock held by Adams Street 2022 Direct Growth Equity Fund LP; (v) 246,939 shares of Class A common stock held by Adams Street Private Equity Navigator Fund LLC (f/k/a Adams Street Global Private Markets Fund LP); (vi) 693,143 shares of Class A common stock held by Adams Street Growth Equity Fund VII LP; and (vii) 227,508 shares of Class A common stock held by FCPR GF—Lumyna Private Equity World Fund . Adams Street Partners, LLC is the managing member of the general partner of each of Adams Street 2019 Direct Growth Equity Fund LP, Adams Street 2020 Direct Growth Equity Fund LP, Adams Street 2021 Direct Growth Equity Fund LP, Adams Street 2022 Direct Growth Equity Fund LP, Adams Street Growth Equity Fund VII LP, and Adams Street Private Equity Navigator Fund LLC (f/k/a Adams Street Global Private Markets Fund LP) (collectively, the U.S. Funds) and, as a result, may be deemed to beneficially own the shares held by the U.S. Funds. Furthermore, Adams Street Partners, LLC is the Sous- Délégataire Financier of the Délégataire Financier of the management company of FCPR GF—Lumyna Private Equity World Fund (Lumyna and together with the U.S. Funds, the Funds) and, as a result, may be deemed to beneficially own the shares held by Lumyna. Thomas S. Bremner, Jeffrey T. Diehl, Brian Dudley, Elisha P. Gould, Robin Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the Funds. The address for each entity referenced above is 1 North Wacker Drive, Suite 2200, Chicago, IL 60606-2807.

(6)	Consists of (i) the shares of Class A common stock referenced in footnote 1 and (ii) 28,981 shares of Class A common stock held directly by Mr. Ileri.
(7)	Consists of the shares of Class A common stock referenced in footnote 2.
(8)
Consists of (i) 5,176 shares of Class A common stock held directly by Mr. Rai and (ii) 1,784,414 shares of Class A common stock held by Wipro Enterprises Private Limited (Wipro), of which Mr. Rai is the nominee/investor director appointed by Wipro Enterprises Limited. Mr. Rai will not have voting or dispositive control of the securities described in clause (ii) of the prior sentence while such securities are held by Wipro and thus disclaims beneficial ownership of such securities. The address for each of the entities and individuals listed in this footnote is 2180 Sand Hill Road, Ste. 100, Menlo Park, California 94025.

(9)
Consists of (i) 16,499,651 shares of Class A common stock, (ii) 4,552,650 shares of Class B common stock, and (iii) 2,040,246 shares of Class A common stock issuable upon exercise of stock options within 60 days of March 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2025 and each currently proposed transaction in which:
●we have been or are to be a participant;
●the amount involved exceeded or will exceed $120,000; and
●any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
ATAY EXCHANGE AGREEMENT
In connection with our IPO, we entered into an exchange agreement with Oguzhan Atay, our Chief Executive Officer, Co-Founder and a member of our Board of Directors, on November 7, 2025, to exchange 2,227,542 shares of Class A common stock for an equal number of shares of Class B common stock (the “Atay Exchange Agreement”). No additional consideration was paid in connection with the Atay Exchange Agreement. The issuance of shares of Class B common stock was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.
TSAO EXCHANGE AGREEMENT
In connection with our IPO, we entered into an exchange agreement with David Tsao, our Chief Technology Officer, Co-Founder and a member of our Board of Directors, on November 7, 2025, to exchange 2,325,108 shares of Class A common stock for an equal number of shares of Class B common stock (the “Tsao Exchange Agreement”). No additional consideration was paid in connection with the Tsao Exchange Agreement. The issuance of shares of Class B common stock was made in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.
IPO DIRECTED SHARE PROGRAM
In connection with our IPO, the underwriters reserved up to 227,555 shares of Class A common stock, or 5.0% of the total Class A common shares offered in the IPO, for sale at the initial public offering price (the “IPO Price”) of $60.00 per share through a directed share program (the “DSP”) to our officers, directors, employees and certain individuals and entities identified by our management team and employees. Nancy Johnson, our Senior Vice President of Sales and Commercial Operations, participated in the DSP and purchased 6,900 shares of Class A common stock ($414,000), at the IPO Price.
PARTICIPATION IN OUR IPO
In connection with our IPO, (i) Akshay Rai, a member of our Board of Directors, purchased 2,500 shares of Class A common stock ($150,000) at the IPO Price, (ii) entities affiliated with Adams Street Partners, LLC, a beneficial owner of more than 5% of our Class A common stock at the time of the transaction, purchased 41,666 shares of Class A common stock ($2,499,960) at the IPO Price, and (iii) Pamir Gelenbe, a beneficial owner of more than 5% of our Class A common stock at the time of the transaction, purchased 125,000 shares of Class A common stock ($7,500,000) at the IPO Price. Thomas Bremner, a member of our Board of Directors, is a partner at Adams Street Partners.
INDEMNIFICATION AGREEMENTS
We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Pursuant to our Code of Conduct and Audit Committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount involved, either individually or in the aggregate, exceeds $120,000 must be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed transactions, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with the Company’s best interests, as our Audit Committee determines in the good faith exercise of its discretion.

AUDIT COMMITTEE REPORT
The information contained in the following report of BillionToOne’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that the Company specifically incorporates it by reference.
REVIEW OF AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2025
The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the audited financial statements of BillionToOne, Inc. for the year ended December 31, 2025. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB and the SEC regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from us.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2025 Annual Report for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:

Anthony Pagano (Chair)
Thomas Bremner
Akshay Rai

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, officers, and each person who beneficially owns more than 10% of our Class A common stock, to file with the SEC reports of ownership and changes in ownership of our Class A common stock. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC, we believe that all Section 16 reports for our directors, officers, and each person who beneficially owns more than 10% of our Class A common stock were timely filed for the year ended December 31, 2025, except for a Form 3 and Form 4 filed jointly by Hummingbird Ventures, Lukas Decoster and Barend Van den Brande in connection with our IPO and the corresponding conversion and reclassification of shares of preferred stock into shares of Class A common stock. The Form 3 and Form 4 were subsequently filed on January 20, 2026.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Company may recommend.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS
Menlo Park, California
April 21, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLLN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93538-P46741

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BILLIONTOONE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Oguzhan Atay
02) Akshay Rai

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V93539-P46741

BILLIONTOONE, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 10, 2026 9:00 A.M. PDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Oguzhan Atay, Chief Executive Officer, and Ross Taylor, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BILLIONTOONE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. PDT on June 10, 2026, virtually at www.virtualshareholdermeeting.com/BLLN2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

Continued and to be signed on reverse side